Exhibit 16.1

April 7, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Aura Systems, Inc.’s statements included under Item 4.01 of its Form 8-K for April 7, 2006, and we agree with the statements concerning our firm.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP